                                                                   Exhibit 10.57

                  Fiber Optic Network Leased Fiber Agreement
                                 Product Order

This Product Order ("Product Order") together with the General Terms and Conditions constitute the Fiber Optic Private Network Agreement ("Agreement") which is effective as of May 24, 1999 by and between Metromedia Fiber Network Services, Inc. ("MFN"), One North Lexington Ave., Fourth Floor, White Plains, New York 10601, and Focal Financial Services, Inc. ("Carrier"), 200 North LaSalle St., Chicago, Illinois 60601. Definitions of terms used in this Agreement appear in this Product Order and in the General Terms and Conditions.

Carrier hereby orders and MFN hereby agrees to provide Leased Fiber as follows:

     1.   Lease Term:  240 Months

     2.   Number of Leased Fibers:  To Be Determined

     3.   Number of Leased Fiber Miles:  Two Thousand Five Hundred Miles (2,500)

     4.   Carrier locations ("Location(s)"):  To Be Determined

     5. Specifications pertinent to the Leased Fiber: To be provided as attachment, including as-built drawings.

     6.   Installation Charge and Monthly Lease Payments:

          6.1  One Time Installation Charge                ***
          6.2  Monthly Lease Payments                      ***
               subject to such tolling and discounting
               as hereinafter provided

          Applicable Taxes (as defined in the Agreement) on the Installation Charge and all Lease Payments are to be paid by Carrier as and when due.

     7. Estimated Installation Completion Dates: To be provided as attachment.

     8.   Early Termination Charge:

          In the event of termination of this Product Order pursuant to Section
          11.2 of the General Terms and Conditions of this Agreement, Carrier will pay to MFN an Early Termination Charge (plus Applicable Taxes) for the Leased Fiber determined as follows:

          1st year termination - *** of all unpaid Leased Fiber Monthly Lease Payments for the first year, plus *** of all unpaid Leased Fiber Monthly Lease Payments for the second year, plus *** of all unpaid Leased Fiber Monthly Lease Payments for the third year, plus *** of all unpaid Leased Fiber Monthly Lease Payments for the fourth year, plus *** of all unpaid Leased Fiber Monthly Lease Payments for the fifth year, plus *** of all unpaid Leased Fiber Monthly Lease Payments for the sixth through twentieth years.

          2nd year termination - *** of all unpaid Leased Fiber Monthly Lease Payments for the second year, plus *** of all unpaid Leased Fiber Monthly Lease Payments for the third year, plus *** of all unpaid Leased Fiber Monthly Lease Payments for the fourth year, plus *** of all unpaid Leased Fiber Monthly Lease Payments for the fifth year, plus *** of all unpaid Leased Fiber Monthly Lease Payments for the sixth through twentieth years.

          3rd year termination - *** of all unpaid Leased Fiber Monthly Lease Payments for the third year, plus *** of all unpaid Leased Fiber Monthly Lease Payments for the fourth year, plus *** of all unpaid Leased Fiber Monthly Lease Payments for the fifth year, plus

  ***Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the ommitted portions have been filed separately with the Securities and Exchange Commission.

          *** of all unpaid Leased Fiber Monthly Lease Payments for the sixth through twentieth years.

          4th year termination - *** of all unpaid Leased Fiber Monthly Lease Payments for the fourth year, plus *** of all unpaid Leased Fiber Monthly Lease Payments for the fifth year, plus *** of all unpaid Leased Fiber Monthly Lease Payments for the sixth through twentieth years.

          5th year termination - *** of all unpaid Leased Fiber Monthly Lease Payments for the fifth year, plus *** of all unpaid Leased Fiber Monthly Lease Payments for the sixth through twentieth years.

          6th through 20th year termination - *** of all unpaid Leased Fiber Monthly Lease Payments for the remaining Lease Term of this Product Order.

          If Carrier has not yet leased two thousand five hundred (2,500) fiber miles from MFN hereunder as of the date of any termination, then such termination shall be calculated as if Carrier has leased two thousand five hundred (2,500) fiber miles at the per fiber mile per month price set forth in Section 9.1(b) of this Product Order, without application of the discount set forth in Section 9.2(a) below.

     9.   Fiber, Locations and Requirements

          9.1 Carrier acknowledges and agrees that within twelve (12) months of the effective date of this Agreement, Carrier will place product orders to lease from MFN for a term of two hundred forty (240) months Leased Fiber subject to the terms and conditions of this Agreement totaling at least two thousand five hundred (2,500) fiber miles in at least *** metropolitan areas where MFN has or reasonably expects to have within such twelve (12) month period an installed fiber optic network.

               (a) For the purposes of this Agreement, fiber miles will be calculated by multiplying the physical mileage of Carrier's Leased Fiber route(s) by the quantity of Leased Fiber along the same route(s).

               (b) The monthly lease payment for initial two thousand five hundred (2,500) Leased Fiber fiber miles that MFN leases to Carrier within twelve (12) months of the effective date of this Agreement shall be *** per fiber mile per month.

               (c) Carrier further acknowledges and agrees that it shall be liable to MFN for any difference that may exist between the monthly lease payment for two thousand five hundred (2,500) fiber miles and Carrier's actual total Leased Fiber fiber miles twelve (12) months after the effective date of this Agreement (the "Contract Balance"). Carrier will not be liable for payment of any shortfalls due to MFN's inability to deliver fiber in accordance with a product order. If such difference exists, MFN will provide Carrier written notice of the deficiency eleven (11) months after the effective date of this Agreement and Carrier will then have thirty
                    (30) days to request additional fiber subject to the terms and conditions of this Agreement necessary to achieve two thousand five hundred (2,500) Leased Fiber fiber miles. If after twelve (12) months from the effective date of this Agreement Carrier still has not placed orders to lease from MFN Leased Fiber totaling two thousand five hundred (2,500) fiber miles, MFN will invoice and Carrier will pay a monthly lease payment each month for a term of two hundred forty
                    (240) months equal to the Contract Balance multiplied by *** per fiber mile per month commencing at the beginning of the thirteenth (13th) month after the effective date

  ***Portions of this exhibit have been ommitted pursuant to a request for confidential treatment, and the ommitted portions have been filed separately with the Securities and Exchange Commission.

               of this Agreement. Any such amount will be subject to an early termination charge as set forth in Section 8.

          (d) In no event shall Carrier be obligated to lease Leased Fiber from MFN in excess of two thousand five hundred (2,500) fiber miles.

     9.2 Carrier will, from time to time, request fiber pursuant to the terms and provisions hereof, by providing MFN with one or more written notices. Each such notice shall indicate the number of fibers, the MFN metropolitan market and Carrier's proposed Locations. Within thirty
          (30) days after receipt of such notice, MFN will respond to Carrier with a product order confirming the availability, the monthly lease payment, the one time installation charge and the estimated installation completion date for the requested fiber. Carrier may request fiber in any metropolitan area that MFN has or reasonably expects to have within twelve (12) months of the effective date of this Agreement an installed fiber optic network. Carrier will execute and return to MFN each such product order within ten (10) days of receipt thereof.

          (a) MFN shall discount by *** the first *** monthly lease payments for Leased Fiber ordered within *** months of the effective date of this Agreement.

     9.3 MFN commits to provide Carrier for twelve (12) months after the effective date of this Agreement up to *** fiber strands along any MFN network ring. Subject to fiber availability, MFN will use commercially reasonable efforts to honor Carrier's requests for fiber in excess of *** strands along any MFN network ring. In no event shall MFN be required to lease to Carrier more than *** fiber strands in any single MFN network ring.

     9.4 Carrier may request that MFN add the following wire centers to any Leased Fiber in the applicable metropolitan area:

     CHCGILWB, CHCGILLR, CHCGILID, CHCGILSU, CHCGILSU, CHCGILFR, CHCGILCL, NYCMNY13, NYCMNY18, NYCMN30, NYCMNY36, NYCMN37, NYCMN42, NYCMN50, NYCMN56, NYCMN79, NYCMNBS, NYCMNVS, NYCMNYWS, JRCYNJBR, LSANCA02, LSANCA03, LSANCA04, LSANCA07, LSANCA10, LSANCA11, SNFCCA01, SNFCCA04, SNFCCA12, SNFCCA21, PHLAPALO, PHLAPAPE, PHLAPATR, PHLAPAEV, PHLAPAMK, WASHDCMT, WASHDCMO, WASHDCDN, WASHDCSW, BSTNMABE, BSTNMABO, BSTNMAHA, BSTNMAFR, CMBRMABE, DLLSTXRI, DLLSTXTA, DLLSTXRO, DLLSTXLA

     There shall be *** installation charge for the addition of each wire center.9.5 Carrier may request that MFN add the following Carrier locations for the indicated one time installation charge:

         --------------------------------------------------------------
                     Carrier Location                     Non-recurring
                                                              Price
         --------------------------------------------------------------
         Focal Communications Corp., of Illinois
         200 N. LaSalle Street
         Chicago, Illinois 60601                            $     ***
         --------------------------------------------------------------
         Focal Communications Corp., of Illinois
         1305 E. Algonquin Road
         Elk Grove Township, Illinois 60007                 $     ***
         --------------------------------------------------------------
         Focal Communications Corp., of New York
         Financial Square
         32 Old Slip, Suite # 400
         New York, New York 10005                           $     ***
         --------------------------------------------------------------

  ***Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the ommitted portions have been filed separately with the Securities and Exchange Commission.


         --------------------------------------------------------------
         Focal Communications Corp., of Pennsylvania
         Mellon Independence Center
         701 Market Street
         Philadelphia, Pennsylvania 19106                    $     ***
         --------------------------------------------------------------
         Focal Communications Corp., of Washington D.C.
         1120 Vermont Avenue, NW., Terrace Level
         Washington, D.C. 20005-3523                         $     ***
         --------------------------------------------------------------
         Focal Communications Corp., of California
         The Garland Center
         1200 West 7th Street #L2,250
         Los Angeles, California 90017                       $     ***
         --------------------------------------------------------------
         Focal Communications Corp., of California
         Townsend Center
         650 Townsend, Suite 200                             $     ***
         San Francisco, California 94103
         --------------------------------------------------------------
         Focal Communications Corp., of Washington
         1511 6th Avenue, 2nd Floor
         Seattle, Washington 98101                           $     ***
         --------------------------------------------------------------
         Focal Communications Corp., of Massachusetts
         Riverfront Office Park
         One Main Street, 11th Floor
         Cambridge, Massachusetts 02142                      $     ***
         --------------------------------------------------------------
         Focal Communications Corp., Texas
         INFOMART
         1950 Stemmons Freeway, Suite 6060
         Dallas, Texas 75207                                 $     ***
         --------------------------------------------------------------
         Focal Communications Corp., of New Jersey
         One Evertrust Plaza, 17th  Floor
         Christopher Columbus Dr. and Washington St.
         Jersey City, New Jersey 07302                       $     ***
         --------------------------------------------------------------

     9.6 For a period of thirty-six (36) months after the effective date of this Agreement and provided Carrier is not in any material breach of this Agreement, this Agreement is in full force and effect, and Carrier has leased and continues to lease at least twenty five hundred (2,500) fiber miles within twelve (12) months of the effective date of this Agreement pursuant to the terms and conditions of this Agreement, the price for each additional fiber mile that MFN leases to Carrier on MFN Networks shall be determined in as follows:

                                           Incremental
                                          $/Fiber Mile/
                            Fiber Mile       Month

                          ----------------------------
                            2,501- 3,750       $***
                           ---------------------------
                            3,751- 5,000       $***
                           ---------------------------
                            5,001- 6,250       $***
                           ---------------------------
                            6,251- 7,500       $***
                           ---------------------------
                            7,501- 8,750       $***
                           ---------------------------
                            8,751-10,000       $***
                           ---------------------------
                           10,001-11,250       $***
                           ---------------------------
                           11,251-12,500       $***
                           ---------------------------
                           12,501-13,750       $***
                           ---------------------------
                           13,751-15,000       $***
                           ---------------------------
                           15,001-16,250       $***
                           ---------------------------
                           16,251-17,500       $***
                           ---------------------------
                           17,501-18,750       $***
                           ---------------------------

  ***Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the ommitted portions have been filed separately with the Securities and Exchange Commission.

                          ----------------------------
                          18,751-20,000         $***
                          ----------------------------
                          20,001-21,250         $***
                          ----------------------------
                          21,251-22,500         $***
                          ----------------------------
                          22,501-23,750         $***
                          ----------------------------
                          23,751-25,000         $***
                          ----------------------------
                          25,001-26,250         $***
                          ----------------------------
                          26,251-27,500         $***
                          ----------------------------
                          27,501-28,750         $***
                          ----------------------------
                          28,751-30,000         $***
                          ----------------------------
                          Greater than 30,000   $***
                          ----------------------------

     9.7 Provided Carrier is not in any material breach of this Agreement, this Agreement is in full force and effect, and Carrier has leased and continues to lease at least *** fiber miles within thirty-six (36) months of the effective date of this Agreement, then MFN will extend the pricing set forth in Section 9.6 above for one additional thirty-six (36) month period.

  ***Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the ommitted portions have been filed separately with the Securities and Exchange Commission.

     10.  MFN address (and contact person) is as follows:

          Metromedia Fiber Network Services, Inc.
          One North Lexington Ave., Fourth Floor
          White Plains, NY 10601
          Attn.: Vice President - Marketing

          For purposes of declaring a default or termination, a copy of the notice must be sent to:

          Vice President - Legal Affairs
          Metromedia Fiber Network Services, Inc.
          One North Lexington Ave., Fourth Floor
          White Plains, NY 10601

          Carrier address (and contact person) is as follows:

          Focal Financial Services, Inc.
          200 North LaSalle Street, Suite 1100
          Chicago, IL 60601
          Attn: Chief Operating Officer

          For purposes of declaring a default or termination, a copy of the notice must be sent to:

          General Counsel
          Focal Financial Services, Inc.
          200 North LaSalle Street, Suite 1100
          Chicago, IL 60601


Metromedia Fiber Network Services, Inc.         Focal Financial Services, Inc.


By: /s/ Nicholas M. Tanzi                       By: /s/ Dan Montgomery
    ----------------------                          ----------------------------
      Nicholas M. Tanzi                                    Dan Montgomery
      Vice President                                       Vice President

                     Fiber Optic Private Network Agreement
                     -------------------------------------

                         General Terms and Conditions


1.  TERM AND LEASE
    --------------

1.1 MFN hereby leases to Carrier optical fiber ("Leased Fiber") on MFN's fiber optic cable network ("Network") and/or constructed and installed specifically for Carrier and the equipment and interfaces described in the Product Order ("Equipment"), as provided in the Product Order. The Leased Fiber and Equipment leased by Carrier will be referred to as the "Product". The lease term ("Lease Term") and other specific terms pertaining to the Product are set forth in the Product Order. The term "Party" will refer, individually, to either MFN or Carrier and the term "Parties" will refer to both of them. The term "Agreement" will mean and include the Product Order and all Exhibits thereto and these General Terms and Conditions.

1.2 MFN will use commercially reasonable efforts to complete installation of and provide Carrier with access to the Product on or about the Estimated Installation Completion Date specified in the Product Order at the Locations specified in the Product Order ("Turnover Date"). For a period of time not to exceed ten (10) business days after the Turnover Date (the "Acceptance Test Period"), Carrier will conduct such testing as it reasonably deems necessary to ensure that the Product conforms in all material respects to the material technical specifications set forth in the relevant Exhibits ("Specifications"). Carrier will use commercially reasonable efforts to complete such acceptance testing and notify MFN in writing within five (5) business days after the Turnover Date, but in any event within the Acceptance Test Period, of acceptance or of any "Deficiencies" (as defined herein) in the Product. Deficiencies exist if the Product does not conform in all material respects to the relevant Specifications. Upon receipt of such notification from Carrier, MFN will promptly undertake correction of such Deficiencies and restore access to and use of the Product to Carrier. The "Service Date," whereupon the Lease Term commences, will be the earlier of (i) completion of testing and acceptance of Product by Carrier, (ii) expiration of the Acceptance Test Period or, (iii) if Carrier has identified Deficiencies, then the first date upon which Product conforms in all material respects with the relevant Specifications.

1.3 Carrier will obtain all necessary approvals for access into the Location buildings from the building entry point and for the use of any required building riser conduit or other required building facilities at all Locations. MFN will obtain all necessary approvals for access from the MFN Network to the applicable Location buildings up to the building entry point. Unless otherwise provided for in the Product Order, if there is no existing and available riser conduit or other required facilities within such buildings then MFN will perform all construction and installation of such riser conduit and Carrier will reimburse MFN for the entire cost to construct and install such riser conduit *** plus applicable sales or other taxes.

1.4 Upon the expiration of the Lease Term, or any earlier termination of this Agreement, Carrier will promptly remove from any property owned, leased or licensed by MFN all Carrier property, equipment and other materials used in connection with the Product within forty five (45) days from such expiration or termination. Carrier will complete such removal in a manner that does not interfere with or damage the Product or the Network. If Carrier fails to remove its property within such period, such property will be deemed abandoned, and MFN will make such disposition of the property as it deems necessary or advisable at Carrier's sole expense.

  ***Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the ommitted portions have been filed separately with the Securities and Exchange Commission.

2.  TERMS OF PAYMENT
    ----------------

2.1 Unless otherwise provided for in the Product Order, Carrier agrees to pay the One Time Installation Charge upon the execution of this Agreement. Carrier will also pay to MFN all applicable sales or other taxes other than taxes on or measured by MFN's income or capital, ("Applicable Taxes"), unless Carrier is eligible for an exemption and Carrier provides to MFN an exemption certificate or other documentation. Commencing on the Service Date for each Ring or segment thereof and continuing each month thereafter for the duration of the Lease Term, Carrier will pay the Monthly Lease Payment (and the Monthly Maintenance Payment for the Equipment, if applicable) plus Applicable Taxes in advance for each month. If service commences after the first day of any month or terminates before the last day of a month, then the payment for such partial month will be pro rated based on the number of days of the Lease Term during that month to the number of days in that month. Carrier will include such pro rata payment for the initial partial month in the first monthly payment at the commencement of the Lease Term. The Prepaid Lease Payment, if any, will be paid as provided in the Product Order.

2.2 A portion equal to *** of the Monthly Lease Payment for the Leased Fiber and any payment pursuant to the Collocation License, if any, (together, the "Payment") will be increased (but not decreased) each year during the Lease Term by the percentage increase, if any, in the Consumer Price Index -Urban Wage Earners and Clerical Workers (U.S. City Average, All Items, Base 1982-1984 equals 100) (the "Index"), as published by the United States Department of Labor, Bureau of Labor Statistics (the "Bureau"). The Index for the calendar month which is four (4) months prior to the Service Date will be compared with the Index for the calendar month which is four (4) months prior to each anniversary of the Service Date during the Lease Term and the Payment will be increased in accordance with the percentage increase, if any, between such Indexes.

2.3 If Carrier fails to pay any sum that is not disputed in good faith and in writing when due pursuant to this Agreement, then, in addition to such sum, Carrier will pay interest on such unpaid sum at the lower of the highest legal rate of interest permitted in the State of New York or one and one-half percent (1.5%) per month.


3.  MAINTENANCE, RESTORATION AND REPAIR OF THE NETWORK AND PRODUCT MONITORING
    -------------------------------------------------------------------------

3.1 MFN will provide remote monitoring of the Network and the Product to the extent that the Product is incorporated into the Network. MFN will use commercially reasonable efforts to maintain the Product in accordance with the Specifications (subject to reasonable wear and tear) and the Network in good operating condition at all times during the Lease Term. The foregoing maintenance will be at no additional charge to Carrier, except as set forth in Section 3.4 hereof.

3.2 An "Outage" will mean the complete interruption of communications or any other material degradation of service on one or more of Carrier's Leased Fibers resulting from physical damage to, or severance of, or a break in, or other failure of any Product. If an Outage on any Leased Fibers occurs Carrier will immediately notify MFN by telephone at (888) 636-2778 or through such other notification procedure as Parties may establish. Provided that MFN personnel or contractors have access to affected Carrier facilities immediately upon notification, MFN will respond and commence work within two (2) hours after the time of notification by Carrier and restore effective use of the Product as expeditiously as practicable, but in no event more than four (4) hours after receipt by MFN of Carrier's notification, subject to "Force Majeure" as provided in Section 11 hereof.

3.3 Except for any Outage caused by or resulting from (i) Force Majeure as set forth in Section 11 hereof; (ii) the act or omission of Carrier, its employees, agents or contractors; (iii) any of

  ***Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the ommitted portions have been filed separately with the Securities and Exchange Commission.

          Carrier's equipment or facilities used in connection with the Product; or (iv) planned Outages by reason of Services which have been scheduled and approved in advance by Carrier ("Excepted Outages") in the event of an Outage, Carrier will receive from MFN a credit ("Outage Credit") calculated at *** of the Leased Fiber Monthly Lease Payment for the affected Leased Fiber strands for each four (4) hours of Outage, up to a maximum of the Leased Fiber Monthly Lease Payment for one (1) full month per Outage. Except in the case of a Prepaid Lease Payment or termination as provided in this Section 3.3, the Outage Credit will be applied against future payments which may become due and payable by Carrier to MFN. The Outage Credit will be determined by dividing the total Leased Fiber Monthly Lease Payment by the number of Locations and dividing this result by the number of Leased Fiber strands to determine the Leased Fiber Monthly Lease Payment per Leased Fiber Strand. This result is then multiplied by *** and by the number of four (4) hour Outage periods. For example, if the Leased Fiber Monthly Lease Payment for six (6) Locations is $60,000.00, the Leased Fiber Monthly Lease Payment for each Location would be $10,000.00, and if there were four (4) Leased Fiber strands for each Location, the result would be $2,500.00 per Fiber Strand. If the Outage affected two (2) strands at one Location for eight (8) hours, the Outage Credit would be $2,500 ***. The Outage Credit will be in the form of a cash payment to Carrier by MFN if this Agreement is terminated by either Party as provided in Section 3.4 hereof. Outage Credits will not be credited or payable for any period of time during which MFN personnel or contractors are denied access to Carrier Locations or other facilities to remedy an Outage.

     3.4 If an Outage occurs and continues for a period longer than four (4) days for any reason other than "Force Majeure" as defined in this Agreement, then at any time thereafter, unless and until such Outage is corrected, either Party can terminate this Agreement and the Product Order with respect to the Product subject to the Outage by written notice of such termination delivered to the other Party. If there are Outages that occur for a cumulative period of longer than three hundred sixty (360) hours in any thirty-six (36) month period for any reason other than "Force Majeure" (as defined in this Agreement), then at any time thereafter, unless and until the such Outage is corrected, either Party can terminate this Agreement and the Product Order with respect to the Product subject to the Outage by written notice of such termination delivered to the other Party. Notwithstanding the foregoing, if such Outage occurs and continues by reason of a breach by a Party of its obligations under this Agreement, such breaching Party will not have any right to terminate this Agreement. The Outage Credit and right to terminate will be the sole and exclusive remedy of Carrier and liability of MFN for any Outage regardless of the cause of such Outage.

     3.5 If all or part of the Product requires restoration, replacement or repair by reason of an act or omission of Carrier, its employees, agents, or contractors or any of Carrier's equipment or facilities used in connection with the Product, such repair, replacement and/or restoration will be made by MFN, at Carrier's sole expense, in accordance with MFN's then current time and materials rates plus Applicable Taxes. In addition, Carrier will not receive any Outage Credit by reason of the foregoing.

     3.6 MFN may assign or subcontract to any third party its performance obligations (including maintenance) under this Agreement and Product Order at any time, without the consent of Carrier, provided that MFN will remain obligated for such performance in accordance with the terms of this Agreement.

     3.7 MFN will have the right to inspect Carrier's use of the Product for maintenance and monitoring purposes at any time and from time to time during normal business hours upon at least twenty-four (24) hours prior notice by MFN.


     4.  USE AND OWNERSHIP OF THE PRODUCT
         --------------------------------

  ***Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the ommitted portions have been filed separately with the Securities and Exchange Commission.

     4.1 Carrier will not, by itself or through any agent or contractor, make any repair to or replacement of the Product or the Network or any other equipment or facilities provided by MFN in connection with the Product or otherwise. Carrier will not install any equipment to be used with the Product or use the Product in any manner which damages or interferes with the Product or the Network.

     4.2 Carrier will use the Product in full compliance with all applicable federal, state and local laws, rules and regulations and all applicable franchises, rights of way, leases, licenses, contracts and other obligations to third parties with respects to the Network or Product. Carrier will obtain and maintain in effect during the Lease term all rights, leases, licenses, permits and governmental or non-governmental approvals necessary for use of the Product by Carrier and its customers.

     4.3  Carrier acknowledges and agrees that the Product is provided for use
          (1) exclusively by Carrier and/or affiliated entities which control or are controlled by or commonly controlled with Carrier ("Affiliates"),
          (2) customers of Carrier and (3) in either case only in the ordinary course of business of Carrier. For purposes of this Agreement, the ordinary course of Carrier's business shall not include the sale, leasing or granting of any rights of use in "dark fiber", as such term is commonly understood in the telecommunications industry. Carrier will not under any circumstances (a) permit or provide access to or use of the Product, in whole or part, to any third party (other than a customer of Carrier in the ordinary course of business of Carrier), pursuant to (by way of example and not in limitation) sublease, license, sublicense or resale, or any other right to use, or (b) share or otherwise utilize in conjunction with a third party (including without limitation in any joint venture or as part of any outsourcing activity) any of the Product. Any breach of this Section 4.3 will be deemed to be a material breach of this Agreement and in the event of such material breach MFN will have the right to immediately terminate this Agreement, any applicable Product Orders and Carrier's access to the Network, in addition to any and all rights and remedies.

     4.4 MFN retains all right, title and interest in and to the Product and the Network to the points within the locations specified in the Product Order at which MFN's facilities end and Carrier's facilities begin, subject only to the grant of access and use provided to Carrier pursuant to this Agreement.

     4.5 MFN reserves the right to utilize unused external building access and space within the building conduit(s) occupied by the Product at the locations and otherwise, provided that such use does not interfere with or hinder Carrier's use of its Product as permitted hereunder.

     4.6 MFN agrees not to use the Product for the purposes of transmission of communications or any other electro-optical use.

     4.7 MFN shall keep the Product and the Network free from any liens, rights or claims of any third party attributable to MFN which may materially and adversely affect the right of Carrier to use the Product hereunder; provided, however, that MFN may pledge the Network so long as MFN uses commercially reasonable efforts to obtain a non-disturbance agreement in favor of Carrier.

     4.8 MFN and Carrier shall promptly notify each other of any matters pertaining to, or the occurrence (or impending occurrence) of, any event of which it is aware that could give rise to any damage or impending damage to or loss of the Product or Network.

     4.9 MFN and Carrier agree to cooperate with each other in complying with any requirements applicable to their respective rights and obligations hereunder by any Governmental Authority.

     5.  AUTHORIZATIONS; RELOCATION; CONDEMNATION
         ----------------------------------------

     5.1 "Authorization(s)" will mean all material and applicable governmental or non-governmental licenses, easements, rights of way, conduit, pole attachment and any other facilities or property rights, licenses, contracts, franchises, approvals, permits, orders, consents, and all other rights required for MFN to operate and maintain the Network or provide the Product to Carrier pursuant to this Agreement.

     5.2 MFN will use commercially reasonable efforts to have or obtain by the Service Date, all Authorizations and to maintain or renew all such Authorizations through the Initial Term and to replace such Authorizations with reasonably suitable replacement Authorizations if any expire or are terminated or discontinued during the Initial Term. If any Authorizations are modified, terminated or discontinued and not replaced, and the loss of such Authorizations threatens to cause or does cause material financial harm to MFN, or prevents or materially interferes with MFN's control, possession and/or use of the Network or ability to lease the Product or materially and adversely affects the use by Carrier of the Product, then MFN will at its option either (i) provide Carrier with comparable Product or fiber optic capacity on portions of MFN's then existing Network (and/or other MFN Networks, including networks belonging to or controlled by MFN Affiliates) or on networks of third parties, or (ii) terminate this Agreement with respect to the affected Product and rebate to Carrier the pro rata portion of all Prepaid Lease Payments allocable to the terminated Product and amortized over the remainder of the Lease Term. The foregoing will be MFN's sole and exclusive liability and Carrier's sole and exclusive remedy with respect to the foregoing.

     5.3 If MFN receives notice of any request, intent or plan by any governmental or non-governmental third party, to relocate any material part of the Product or any material segment of MFN's Network used in the provision of the Product, MFN will notify Carrier of such request, intent, or plan. If MFN is required by any such third party to relocate any segment of MFN's network used in providing the Product, MFN will give Carrier at least sixty (60) days (or such lesser period of notice that MFN may have received) prior written notice of any such relocation ("Relocation Notice"). Together with the Relocation Notice, MFN will provide an estimate of the cost of such relocation. MFN will relocate the Leased Fibers, and, to the extent MFN is not reimbursed for the cost of such relocation by a third party, governmental entity or otherwise, Carrier will pay its pro rata share of the costs associated with the relocation of the Product; except, however, to the extent that such relocation is the direct result of any negligent or willful act or omission of MFN. MFN will use its commercially reasonable efforts to secure an agreement for reimbursement from any third party, governmental entity or otherwise, requiring any relocation of the Network and the Product. Notwithstanding the foregoing, in the event that MFN is required to relocate the Product or the Network, and further provided that MFN requires Carrier to pay its pro rata share of the costs associated with such relocation, then Carrier shall have the right, by delivery of written notice to MFN no later than fifteen (15) days after Carrier is notified by MFN of such relocation and Carrier's requirement to pay its pro rata share of such relocation, (i) to elect to terminate the Term with respect to the affected segment of the Product, (ii) not to pay any allocated share of the costs associated with the relocation of such Product or Network, and (iii) not be required to pay any early termination fees in connection with the affected segment. Moreover, if such relocation shall cause any Locations to be dropped from any Ring, then Carrier shall have the same right to terminate the Term in accordance with this section.

     5.4 If any portion of the Network or the Product and/or the Authorizations in or upon which the Product has been installed, become the subject of a condemnation proceeding which is not dismissed within one hundred eighty (180) days after the date of filing of such proceeding and which could reasonably be expected to result in a taking by any governmental agency or other party having the power of eminent domain for public purpose or use, both Parties will be entitled, to the extend permitted under applicable law, to participate in any condemnation proceedings for compensation by either joint or separate awards for the economic value of their respective interests in the Leased Fibers that are subject to such condemnation proceeding.

6.   WARRANTIES
     ----------

6.1 MFN warrants to Carrier that upon the Service Date Product will operate in accordance with the Specifications related thereto.

          EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, MFN DISCLAIMS ALL WARRANTIES WHETHER EXPRESS OR IMPLIED INCLUDING ANY AND ALL WARRANTIES OF MENCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE (i) NETWORK OR PRODUCT, (ii) THE LEASE GRANTED PURSUANT HERETO, (iii) MAINTENANCE SERVICES (iv) CONSTRUCTION AND INSTALLATION SERVICES, IF ANY, AND (v) ANY OTHER SERVICE(S) (HEREINAFTER (iii) THROUGH (v) WILL COLLECTIVELY BE REFERRED TO AS "SERVICES") PROVIDED BY OR ON BEHALF OF MFN HEREUNDER.

7.   LIABILITY/INDEMNIFICATION
     -------------------------

7.1 Except for the gross negligence or willful misconduct of a Party hereto and except where a specific remedy is provided in this Agreement, the liability of each Party to the other Party for damages will be limited to the total Installation Charges and the Monthly Lease Payments paid or payable by Carrier for the Lease Term during which the damages were incurred. In no event will either Party be liable to the other Party for any incidental, indirect, special, consequential, exemplary, or punitive damages arising out of or relating to this Agreement, the lease granted hereunder, the Network, Product or Services provided hereunder, including damages based on loss of revenues, profits or lost business opportunities, regardless of whether the respective Party had been advised of or could have foreseen the possibility of such damages.

7.2 Each Party agrees to indemnify, defend and hold the other, its officers, directors, employees, agents and contractors harmless from and against all loss, damage, liability, cost and expense (including reasonable attorney's fees and expenses) by reason of any claims or actions by third parties for
     (i) bodily injury, including death, (ii) damage, loss or destruction or any real or tangible personal property (including without limitation the Network and Product) which third party claims arise out of or relate to (a) any Product or Services provided by or on behalf of MFN hereunder, (b) a Party's performance of or failure to perform any term, condition or obligation under this Agreement, (c) any act or omission of a Party's directors, agents, employees, contractors, representatives or invitees, or
     (d) Carrier's or its customer's use of the Product and conduct of their respective businesses including without limitation the content of any video, voice or data carried by Carrier or its customers on the Product or Network.

7.3 Except as otherwise set forth in this Agreement, nothing contained herein will operate as a limitation on the right of either Party to bring an action for damages against any third party based on any act or omission of such third party as such act or omission may affect the construction, operation, or use of the Product. Each Party agrees to execute such documents and provide such commercially reasonable assistance, at the claiming Party's sole expense, as may be reasonably necessary to enable the claiming Party to pursue any such action against such third party.

8.  CONFIDENTIALITY
    ---------------

8.1 The Parties acknowledge and agree that this Agreement and the information each Party has provided or will provide in connection with this Agreement or that the other Party learns or obtains from a source other than public domain or from a source (including a Party) not in violation of any obligation of confidentiality, are and will be confidential and proprietary to the Party providing such information (the "Providing Party"). The Party in receipt of or learning or obtaining the confidential information (the "Receiving Party") agrees not to distribute, use or disclose to any third party the confidential information of the Providing Party.

8.2 Except as may be required by applicable legal requirements in the course of defending or prosecuting a legal, insurance or other claim or as required by applicable law, rule or regulation, Receiving Party will restrict dissemination of confidential information to only those persons who must have access to such confidential information in order to perform their respective rights or obligations hereunder. The Receiving Party will promptly notify the Disclosing Party of any such required disclosure to enable the Disclosing Party to seek protective relief therefrom and shall cooperate as the Disclosing Party may request in connection therewith.

8.3 Carrier may disclose the identity of MFN as a supplier of Carrier, and MFN may disclose the identity of Carrier as customer of MFN; provided, that no such disclosure shall imply any endorsement of the disclosed Party or contain any misleading reference to the nature of the relationship between the Parties.

8.4 Each Party acknowledges and agrees that the information of the Disclosing Party described in this Section 8 constitutes valuable property of the Disclosing Party and that Disclosing Party will suffer irreparable injury not compensable by money damages for which the Disclosing Party will not have an adequate remedy at law in the event of a breach by the Receiving Party of the provisions of this Section 8 and therefore the Disclosing Party shall be entitled to injunctive relief to prevent or curtail any such breach, threatened or actual. The foregoing shall be without prejudice to or limitation on any other rights a Party may have under this Agreement, at law or in equity.

9.  NOTICES
    -------

Unless otherwise provided herein, all notices and communications concerning this Agreement will be in writing and sent to the address (and contact person) specified in the Product Order, or at such other address as may be designated in writing by a Party. Unless otherwise provided herein, notices will be sent by certified U.S. Postal Service, return receipt requested, or by commercial overnight delivery service, or by facsimile, and will be presumed delivered, if sent by US Postal Service, five (5) days after deposit, if sent by facsimile, upon verification of receipt or, if sent by commercial overnight delivery service, one (1) business day after deposit therewith.

10.  RENEWAL TERM
     ------------

Provided that Carrier is not in breach of any of its material obligations under this Agreement and subject to the conditions of this Agreement, Carrier may renew the term of this Agreement for the Product for one (1) additional renewal term upon the terms and conditions of this Agreement, except for the length of such renewal term and the Installation and Lease Fee payments, which the Parties will negotiate in good faith following Carrier's written request for renewal delivered to MFN no earlier than one year before the scheduled expiration date of the initial term and no later that ninety (90) days before such expiration date.

11.  TERMINATION/FORCE MAJEURE
     -------------------------

11.1 If any of the following events of default occur, the non-breaching Party (if MFN) will have the right to deny access by Carrier to the Product or Network and (if either Party) to terminate this Agreement by written notice following the expiration of any periods of time included in the following, such termination to be effective in the on the date set forth in the written notice of termination:

     11.1 (a) If Carrier terminates any Product Order at any time before the expiration of the Lease Term (whether before or after the Turnover
              Date) or fails to make any payment hereunder which is not disputed in good faith and in writing within five (5) days or receipt of written notice of late payment from MFN, MFN will have the right to terminate this Agreement and deny access by Carrier to the Product or Network immediately without further notice to Carrier.

     11.1 (b) If a Party breaches any material term or condition of this Agreement and such breach remains uncured thirty (30) days after delivery to the breaching Party of written notice of such breach, unless the breach is of a nature or involves circumstances requiring more than thirty (30) days to cure, the time period may be extended for such time as will be reasonably required, provided the defaulting party proceeds diligently to cure the breach.

     11.1 (c) A Party applies for or consents to the appointment of a receiver, trustee or similar officer for it or any substantial part of its property or assets, or any such appointment is made without such application or consent by such Party and remains undischarged for a period of sixty (60) days; or

     11.1 (d) A Party consents to the institution of a petition, application, answer, consent, default of otherwise of any bankruptcy, insolvency or reorganization and any such proceeding as instituted against such Party remains undischarged for a period of sixty (60) days.

11.2 In the event of termination of the Product Order by MFN pursuant to Section
     11.1 hereof or by Carrier after execution of the Product Order or before the end of the Lease Term (other than by Carrier for cause as provided in this Section 11), MFN will be entitled to receive, and Carrier will immediately pay, the early termination charge ("Early Termination Charge") set forth in the Product Order, and to offset any remaining portion of the Prepaid Lease Payment against any sums otherwise due and payable by Carrier to MFN pursuant to this Agreement.

11.3 If any Authorization is modified, terminated or discontinued and not replaced as provided in Section 5.2 of these General Terms and Conditions, and MFN has not notified Carrier in writing within thirty (30) days after the occurrence of such modification, termination or discontinuance that MFN will provide additional or substitute Product or capacity as provided in
     Section 5.2, then and thereafter either party has the right, exercisable in its sole discretion, to terminate the Product Order with respect to the affected Product upon thirty (30) days prior written notice (or such other notice as is practicable under the circumstances) without liability whatsoever by either Party to the other Party or any party claiming by, through or under such other Party other than the return to Carrier, of the unamortized portion of any Prepaid Lease Payment as of the date of such termination as provided in Section 5.2.

11.4 Neither Party will be in breach of this Agreement resulting from delay or prevention of performance of such Party which is caused by any act attributable to an occurrence or an event of "Force Majeure" as defined herein. Neither party will, however, be relieved of liability for failure of performance due to a claimed Force Majeure hereunder if such failure is due to causes arising out of its own negligence or to removable or remedial causes that it fails to remove or remedy using commercially reasonable efforts and within a reasonable period of time.

11.5 The term "Force Majeure" will mean any cause beyond the control of Carrier (or MFN, as applicable) which, by the exercise of due foresight, Carrier (or MFN) could not reasonably have been expected to avoid, and which by the exercise of reasonable diligence, Carrier (or MFN) will be unable to overcome, including but not limited to action by governmental authority including without limitation moratorium on any activities related to the Agreement, third party labor dispute, flood, earthquake, fire, lightning, epidemic, war, riot, civil disturbance, sabotage (not caused by MFN or any of its affiliates, employees or contracted third parties) and the like. The party affected by an event of Force Majeure (the "Affected Party") will notify the other party (the "Other Party") promptly of any occurrence or condition which, in the Affected Party's reasonable opinion, warrants an extension of time. Such notice will specify in detail the anticipated length of delay, the cause of the delay and a timetable by which any remedial measures will be implemented.

12.  ASSIGNMENT; SUCCESSION
     ----------------------

12.1 Neither party shall assign this Agreement to any other party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that each Party shall have the right, without the other Party's consent, but with prior written notice to the other Party, to assign this Agreement to any entity controlling, controlled by or under common control with such Party. Upon any permitted assignment hereunder, the assignee will remain jointly and severally responsible for the performance under this Agreement, unless released in writing by the other Party. Any permitted assignee will expressly assume all liabilities hereunder prior to the effectiveness of such assignment. Any attempted assignment without such consent will be null and void and may be deemed by the other Party, in its sole discretion, to constitute a material breach of this Agreement.

12.2 The Agreement and Product Order will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

13.  GOVERNING LAW
     -------------

13.1 THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE 0F NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

14.  SURVIVAL
     --------

The Parties' respective representation, warranties, and covenants, together with obligations of indemnification, confidentiality and limitations on liability will survive the expiration, termination or rescission of this Agreement and continue in full force and effect.

15.  ENTIRE AGREEMENT
     ----------------

This Agreement, Product Order, Exhibits and all addenda attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, understandings, and agreement with respect hereto, whether oral or written.

16.  REMEDIES CUMULATIVE
     -------------------

Except as otherwise expressly provided, the rights and remedies set forth in this Agreement will be in addition to, and cumulative of, all other rights and remedies at law or in equity.

17.  REPRESENTATIONS, WARRANTIES AND COVENANTS
     -----------------------------------------

Each Party represents, warrants and covenants to the other that (a) it is a corporation, limited liability company, partnership, or other legal entity, duly organized, validly existing and in good standing under the laws of the state of its organization, (b) it has all requisite power and authority to enter into and perform its obligations under this Agreement and Product Order and (c) this Agreement, when executed, will become the legal, valid and binding obligation of such Party.

18.  MISCELLANEOUS
     -------------

18.1 The covenants, undertakings, and agreements set forth in this Agreement will be solely for the benefit of and will be enforceable only by the Parties hereto or their respective successors or permitted assigns.

18.2 The headings of the Sections in this Agreement are strictly for convenience and will not in any way be construed as amplifying or limiting any of the terms, provisions or conditions thereof.

18.3 In the event any term of this Agreement will be held valid, illegal or unenforceable, in whole or in part, neither the validity of the remaining part of such term nor the validity of the remaining terms of this Agreement will be in any way affected thereby.

18.4 This Agreement may be amended only by a written instrument executed by the Parties.

18.5 No failure to exercise and no delay in exercising, on the part of either Party hereunder, any right, power or privilege hereunder will operate as a waiver hereof, except as expressly provided herein.

18.6 This Agreement may be executed in multiple counterparts, each of which will constitute one and the same instrument.